EXHIBIT 32

CERTIFICATION

The undersigned hereby certify that the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011 of The Phoenix Companies, Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James D. Wehr	/s/ Peter A. Hofmann
Name: James D. Wehr	Name: Peter A. Hofmann
Title: President and Chief Executive Officer	Title: Senior Executive Vice President
and Chief Financial Officer
Date: November 4, 2011	Date: November 4, 2011

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Phoenix Companies, Inc. and will be retained by The Phoenix Companies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.